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                                                                   EXHIBIT 10.52

                               [ENTEX LETTERHEAD]

                                                               November 15, 1996

Mr. David J. Csira
767 Barracuda Way
Laguna Beach CA 92651

Dear Dave:

I am pleased to confirm our offer to you as Executive Vice President, Field Operations, reporting to me. The terms of your offer are as follows:

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Salary:                   Annual base salary of $250,000 paid on a bi-week basis. This salary change will be effective on November 18, 1996.

1997 Bonus:               You will continue to participate in the West Area Sr. Vice
                          President bonus plan through the second quarter of FY 1997.

                          Beginning with the third quarter of 1997, you will
                          participate in the ENTEX Management Incentive Plan at a
                          target bonus of 50% of your base salary for 100% achievement of established goals. Your bonus will be determined by the performance of the company (75%) as well as your individual performance (25%).

Stock Options:            You will be granted 20,000 options for ENTEX stock at an
                          exercise price of $10.19 per share. Special vesting terms
                          are detailed in your stock option grant.

Car Allowance:            You will receive a car allowance of $600 per month.

Termination Protection:   If you are terminated from ENTEX following a change in
                          control, you will receive one year severance pay. The amount of severance will include your base salary in effect at the time of termination plus bonus at 100% of target. If your
                          termination is for cause, you will not be eligible for
                          severance pay. The definitions for change of control and for cause termination are in the Stock Purchase Agreement signed by you in December 1993 in connection with your purchase of shares in ENTEX. This severance will be paid to biweekly.
                          Your benefits will end with the last day worked; however,
                          you will have continuation as provided by COBRA.

Benefits:                 You will continue to participate in all of the Company's
                          benefit plans.

Relocation:               ENTEX will cover reasonable relocation expenses per our
                          normal relocation policy, with modifications per attached.
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Sincerely,                                  Accepted:


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
            /s/ JOHN A. MCKENNA                                 /s/ DAVID J. CSIRA
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      John A. McKenna, President & CEO                            David J. Csira
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                                 DAVID J. CSIRA

                              RELOCATION COVERAGE

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- Third party relocation package including buyout of current residence at appraised value.

- Movement of personal goods.

- Broker fees on sale up to 6%.

- Points on new mortgage up to 2%.

- "Reasonable" number of house hunting trips.

- "Reasonable" number of weekend visits home.

- Customary meals and related expenses associated with trips.

- Temporary living expenses for up to three (3) months.